UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: August 13, 2007

(Date of earliest event reported)

NAUTILUS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-31321	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16400 SE Nautilus Drive

Vancouver, Washington 98683

(Address of principal executive offices and zip code)

(360) 859-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAUTILUS, INC.

FORM 8-K

Item 1.01	Entry into a Material Definitive Agreement

(a) On August 13, 2007, Nautilus, Inc. (the “Company”) entered into an Employment Agreement with Robert S. Falcone in connection with the appointment of Mr. Falcone as the Company’s Interim Chief Executive Officer. A description of the material terms of the Employment Agreement is included in Item 5.02 of this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. A copy of the Employment Agreement is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b) On August 13, 2007, the Company announced that Greggory C. Hammann is stepping down as the Company’s Chief Executive Officer and President and is resigning as a member of the Company’s board of directors, effective immediately.

(c) Effective August 13, 2007, Robert S. Falcone, 60, the Company’s current lead independent director, has been named Interim Chief Executive Officer of the Company and will serve as chairman of the Company’s Board of Directors.

Mr. Falcone has been a member of the Company’s board of directors since 2003. Since July 2005, Mr. Falcone has been President and Chief Executive Officer of GCR Custom Research, a market research firm specializing in customer research and proprietary market tracking services primarily for the high tech industry. From 2003 to 2004, Mr. Falcone was Executive Vice President and Chief Financial Officer of BearingPoint, Inc., one of the world’s largest business consulting firms. Mr. Falcone is the former Senior Vice President and Chief Financial Officer of 800.com, an Internet retailer of consumer electronics, and was the Chief Financial Officer of Nike, Inc. from 1992 to 1998. He also spent over 21 years with Price Waterhouse LLP, the last 8 years as a partner. Mr. Falcone is a board member and audit committee chairman of RadioShack Corporation and Broadcaster, Inc. and received his B.S. in Business Administration, Accounting from Villanova University. There is no family relationship between Mr. Falcone and any director, executive officer, or person nominated or chosen by the registrant to become a director or executive officer of the Company.

In connection with Mr. Falcone’s appointment as Interim Chief Executive Officer, the Company and Mr. Falcone entered into an Employment Agreement dated as of August 13, 2007 (the “Agreement”). Under the Agreement Mr. Falcone is entitled to an annualized base salary of $500,000. Mr. Falcone will also be granted 4,000 shares of restricted stock pursuant to the Company’s 2005 Long-Term Incentive Plan for each month or partial month that Mr. Falcone provides services as the Company’s Interim Chief Executive Officer. In addition, Mr. Falcone will receive employee benefits pursuant to the Company’s current policies applicable to senior executive officers and will be entitled to reimbursement for travel and other business expenses incurred by Mr. Falcone in the performance of his duties. The Agreement’s term expires on February 13, 2008. A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Effective August 13, 2007 and in connection with his appointment as Interim Chief Executive Officer of the Company, Mr. Falcone resigned from the Company’s Audit Committee. Peter Allen, a member of the Company’s board of directors, has been appointed to the Audit Committee to replace Mr. Falcone.

On August 13, 2007 the Company issued a press release regarding the departure of Mr. Hammann and the appointment of Mr. Falcone. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Employment Agreement by and between Robert S. Falcone and Nautilus, Inc. dated as of August 13, 2007.

99.1	Nautilus, Inc. Press Release, dated August 13, 2007.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC.
(Registrant)

August 15, 2007	By:	/s/ William D. Meadowcroft
(Date)		William D. Meadowcroft, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement by and between Robert S. Falcone and Nautilus, Inc. dated as of August 13, 2007.

99.1	Nautilus, Inc. Press Release, dated June August 13, 2007.